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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1997

                                                     REGISTRATION NO. 333-19349
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           TARGET THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                            95-3962471
        (State of Incorporation)        (I.R.S. Employer Identification No.)

                              47201 LAKEVIEW BLVD.
                               FREMONT, CA 94538
                    (Address of principal executive offices)

                                  GARY R. BANG
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           TARGET THERAPEUTICS, INC.
                              47201 LAKEVIEW BLVD.
                               FREMONT, CA 94538
                                 (510) 440-7700
           (Name, address and telephone number of agent for service)

                                   COPIES TO:
                                MICHAEL W. HALL
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488
                                 --------------
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
        If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the
Securities Act registration number of the earlier effective registration statement for the same offering. / /
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
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        The Registrant hereby withdraws from registration 194,093 shares of its
Common Stock out of a total of 216,211 shares of its Common Stock previously registered pursuant to this Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of those shares not sold on or before the date of this Post-Effective Amendment No. 1 to the Registration Statement.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Target Therapeutics, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on March 11, 1997.

                                        TARGET THERAPEUTICS, INC.



                                        By    /s/ ROBERT E. McNAMARA
                                          -----------------------------------
                                          Robert E. McNamara, Vice President,
                                          Finance and Administration,
                                          Chief Financial Officer and
                                          Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                            Date
       ---------                      -----                            ----


  /s/ GARY R. BANG*        President,                             March 11, 1997
-------------------------  Chief Executive Officer and Director
     (Gary R. Bang)        (Principal Executive Officer)


 /s/ ROBERT E. McNAMARA    Vice President, Finance and            March 11, 1997
-------------------------  Administration, Chief Financial
     Robert E. McNamara    Officer and Assistant Secretary
                           (Principal Financial and Accounting
                           Officer)

/s/ CHARLES M. STROTHER*   Chairman of the Board of Directors     March 11, 1997
-------------------------
   (Charles M. Strother)


  /s/ WILLIAM G. DAVIS*    Director                               March 11, 1997
-------------------------
     (William G. Davis)


  /s/ KATHLEEN MURRAY*     Director                               March 11, 1997
-------------------------
(Kathleen Murray, M.S.N.)


/s/ HOWARD D. PALEFSKY*    Director                               March 11, 1997
-------------------------
   (Howard D. Palefsky)


/s/ RICHARD D. RANDALL*    Director                               March 11, 1997
-------------------------
   (Richard D. Randall)



/s/ JOHN C. VILLFORTH*     Director                               March 11, 1997
-------------------------
   (John C. Villforth)


*By:/s/ ROBERT E. McNAMARA                                        March 11, 1997
--------------------------
    (Robert E. McNamara)
     (Attorney-in-fact)